Exhibit 32
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CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002


      The undersigned, Donald L. Kovach and Candace A. Leatham hereby jointly certify as follows:

They  are  the  Chief  Executive  Officer  and  the  Chief  Financial   Officer,
respectively, of Sussex Bancorp (the "Company");

To the best of their knowledge, the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005 (the "Report") complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                    By: /s/ Donald L. Kovach
                                                    DONALD L. KOVACH
                                                    President and
                                                    Chief Executive Officer
                                                    Date: November 14, 2005


                                                    By: /s/ Candace A. Leatham
                                                    CANDACE A. LEATHAM
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    Date: November 14, 2005

(A signed original of this written statement required by Section 906 has been provided to Sussex Bancorp and will be retained by Sussex Bancorp and furnished to the Securities Exchange Commission or its staff upon request.)



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